Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Principal Return Fund:

We consent to the use of our reports dated January 15, 1998 for Zeros and Appreciation Series 1998, Zeros Plus Emerging Growth Series 2000, and Security and Growth Fund of Smith Barney Principal Return Fund incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.




	KPMG
Peat Marwick LLP


New York, New York
March 27, 1998